CONSENT OF COUNSEL

We hereby consent to the use of our name as legal counsel in the Registration Statement filed on Form SB-2 pursuant to the Securities Act of 1933 (the "Act") by PVAXX Corporation.

NADEAU & SIMMONS, P.C.

/s/ Nadeau & Simmons, P.C.

By:_____________________________
Providence, RI
February 20, 2001